AMENDMENT NO. 2

PARTICIPATION AGREEMENT

Amendment No. 2, effective May 1, 2012 to The Participation Agreement, (the “Agreement”), dated October 20, 2009, as amended, among AXA Equitable Life Insurance Company, MONY Life Insurance Company, MONY Life Insurance Company of America, Goldman Sachs Variable Insurance Trust, Goldman Sachs Asset Management, L.P. and Goldman Sachs & Co. (collectively, the “Parties”).

WHEREAS, the Parties wish to add Separate Account 70 to Schedule A of the Agreement;

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

GOLDMAN SACHS VARIABLE INSURANCE TRUST		GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:		By:
Name:	Greg R. Wilson	Name:	Greg R. Wilson
Title:	Managing Director	Title:	Managing Director

GOLDMAN SACHS & Co.

By:
Name:	Greg R. Wilson
Title:	Managing Director

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

By:		By:
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	Senior Vice President President, AXA Equitable FMG	Title:	Senior Vice President President, AXA Equitable FMG

MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President President, AXA Equitable FMG

SCHEDULE A

CONTRACTS

Name of Account—Contracts

A- All Contracts

FP- All Contracts

1- All Contracts

45- All Contracts

49- All Contracts

65- All Contracts

66- All Contracts

70- All Contracts

206- All Contracts

301- All Contracts

Legacy “S”- All Contracts

Legacy “L”- All Contracts

Legacy “A”- All Contracts

MONY UGVL VUL- All Contracts

MONY UGVL SVUL- All Contracts

MONY UGVA VA- All Contracts

Keynote- All Contracts

MLOA “L”- All Contracts

MLOA “A”- All Contracts

MLOA “P”- All Contracts

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